UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 5, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 5, 2008, McAfee, Inc. (“McAfee”) and David DeWalt amended the terms (the “Amendment”) to that certain offer letter agreement, dated as of February 23, 2007, pursuant to which Mr. DeWalt became the president and chief executive officer of McAfee (the “Letter Agreement”).
     The Amendment alters and amends the terms of the vesting of an equity award (the “Second Stock Unit Grant”) that McAfee agreed to grant Mr. DeWalt pursuant to the terms of the Letter Agreement so that the vesting of the Second Stock Unit Grant is linked to the filing of McAfee’s Annual Reports on Form 10-K for the years ended December 31, 2007, 2008 and 2009. The size of the Second Stock Unit Grant is unchanged by the Amendment.
     The Second Stock Unit Grant will vest as follows: (i) one-third (1/3rd) of the stock units will be fully vested upon grant (based upon achievement of performance measures established for a period ending on December 31, 2007), but will not be settled until two (2) business days following the date on which McAfee files with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ending December 31, 2007 but in no event after March 15, 2009; (ii) one-third (1/3rd) of the stock units will vest based upon McAfee’s performance from January 1, 2008 through December 31, 2008 and will be settled two (2) business days following the date on which McAfee files with the SEC its Annual Report on Form 10-K for the year ending December 31, 2008; and, (iii) one-third (1/3rd) of the stock units will vest based upon McAfee’s performance from January 1, 2009 through December 31, 2009 and will be settled two (2) business days following the date on which McAfee files with the SEC its Annual Report on Form 10-K for the year ending December 31, 2009. In no event will the tranches vesting for 2008 and 2009 service be paid after March 15, 2009 and March 15, 2010, respectively.
     All future vesting is subject to Mr. Dewalt’s continued service through December 31, 2008 and December 31, 2009 respectively, and subject, in each case, to McAfee meeting specific qualitative and quantitative non-GAAP earnings per share and other milestones, with the specific non-GAAP earnings per share and other milestones to be determined by the Compensation Committee of the Board. To the extent the Second Stock Unit Grant does not vest, it shall be forfeited. The Second Stock Unit Grant will be contingent on Mr. DeWalt executing McAfee’s standard stock unit agreement and will be subject to the terms and conditions of the McAfee’s 1997 Stock Incentive Plan.
     The foregoing description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement, as filed as Exhibit 10.1 to McAfee’s Current Report on Form 8-K filed with the SEC on March 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 11, 2008	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer